Exhibit 10.43

EIGHTH AMENDMENT

TO

THE TRAVELERS SEVERANCE PLAN

(Effective April 1, 2004)

The Travelers Severance Plan (Effective April 1, 2004) is hereby amended effective January 1, 2010 as follows:

I.

Section IV.4 is amended to read as follows:

IV.4  Reduction for Debt:  The amounts payable to an Employee under an applicable Severance Payment Schedule are subject to reduction for any amounts the Employee owes to the Company or an Affiliate as determined by the Administrator, to the extent such reduction or offset is consistent with applicable law, including Code Section 409A in the case of any deferred compensation that is subject to Code Section 409A.

II.

Severance Payment Schedule B is amended to read as set forth in the attached Exhibit A.

**** **** **** **** **** ****

Executed this 17th day of December, 2010.

THE TRAVELERS COMPANIES, INC.

By:	/s/ John P. Clifford Jr.
John P. Clifford Jr.
Executive Vice President — Human Resources

Exhibit A

THE TRAVELERS SEVERANCE PLAN

(effective April 1, 2004)

Severance Payment Schedule B

Executive Severance Policy

This Schedule B applies to Terminations of Employment due to a Reduction in Force (“RIF”) that occur on or after January 1, 2010 with respect to any Employee who is serving the Employer in a position of Executive Vice President, Senior Vice President or Vice President.  For purposes of this Schedule B, an Employee serving the Employer in a position of Vice Chairman will be considered an Executive Vice President.  In order to be eligible for the Severance Benefits described below, the Employee must first execute a Waiver and Release of all claims against the Employer in the form provided to the Employee by the Employer.

For purposes of this Schedule B, “total monthly cash compensation” equals one twelfth (1/12) of the Employee’s annual base salary in effect at the time of his/her Termination of Employment plus one twelfth (1/12) of  the Employee’s “average bonus.”  An Employee’s “average bonus” for this purpose is calculated by reference to the bonus, if any, he/she received under the annual incentive cash bonus plan of the Company for the two annual bonus periods that ended with or immediately prior to the date that the Written Notice of Termination was provided to the Employee.  If the Employee was eligible to receive a bonus for both of such bonus periods, then his/her “average bonus” is the sum of the bonuses received for such bonus periods (which may be zero if he/she did not receive a bonus for either such period) divided by two. If the Employee was eligible to receive a bonus for only one bonus period (for example, because he/she was recently employed), then his/her “average bonus” equals the amount of the bonus received for such bonus period (which may be zero if he/she did not receive a bonus for such period).  If the Employee was not eligible to receive a bonus for either of such bonus periods, then his/her “average bonus” is zero.

For purposes of this Schedule B, any amount to be paid to an Employee that is expressed as a “monthly amount” will be paid in accordance with the payroll practices of the Company.  For example, in the case of semi-monthly payroll, a monthly amount will be divided into two substantially equal payments to be paid semi-monthly.

I.                                         This Section I of Schedule B applies to Terminations of Employment due to RIF by Employees who are           Executive Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	18	21	24

The Severance Benefit will be paid as follows:

A.                                 No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.                                   On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                   Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.

D.                                  On the first payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under B. and C.

II.                                     This Section II of Schedule B applies to Terminations of Employment due to RIF by Employees who are         Senior Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	12	15	18

The Severance Benefit will be paid as follows:

A.                                   No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.                                   On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                   Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.

D.                                  On the first day payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under B. and C.

III.           This Section III of Schedule B applies to Terminations of Employment due to RIF by Employees who are Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	6	9	12

The Severance Benefit will be paid as follows:

A.                                   Starting with the first payroll date following the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.  Such payments will continue until the total payments to the Employee equal the full Severance Benefit calculated above (the final payment may be reduced as necessary so that the total payments do not exceed the Severance Benefit) or until twelve (12) monthly payments have been made, whichever occurs first.  Notwithstanding the above, payments will be withheld until the expiration of the period for cancellation of the Waiver and Release (as described in the Waiver and Release), and any withheld payments will be made following the expiration of such period.

B.                                   On the first day payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under A.

Any cash payments made under Section III of this Severance Payment Schedule B are intended to be exempt from Code Section 409A under the separation pay provisions of Treasury Regulation Section 1.409A-1(b)(9)(iii).  Accordingly, notwithstanding any contrary provision in this Severance Payment Schedule B, the aggregate payments made to any Employee pursuant to Section III will not exceed two times (2x) the lesser of (i) the Employee’s annualized compensation for the calendar year immediately preceding the calendar year of his or her Termination of Employment, or (ii) the maximum amount that may be taken into account under a qualified plan under Code Section 401(a)(17) for the year of his or her Termination of Employment (for clarity, notwithstanding any provision of this Severance Payment Schedule B to the contrary, an Employee who has a Severance Benefit payable pursuant to Section III shall not be entitled to any amount in excess of the lesser of (i) or (ii) that would otherwise have been payable to the Employee under the terms of Section III).  Any cash payments made under this Severance Payment Schedule B that are deferred compensation subject to Code Section 409A(a) are intended to satisfy the requirements of paragraphs (2), (3) and (4) of Code Section 409A(a).  With respect to any installment payment, each installment is intended to be treated as a separate payment for purposes of analysis under Code Section 409A.